Exhibit 99.2

Irene M. Prezelj
Vice President
IR & Communications

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
Tel 330-384-3859

November 1, 2021
TO THE INVESTMENT COMMUNITY:1

FirstEnergy Corp. (FE) today announced Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company (collectively, its Ohio Companies) have filed with the Public Utilities Commission of Ohio (PUCO) a unanimous Stipulation and Recommendation, or Settlement Agreement, with eleven other parties. The Settlement Agreement is the result of a collaborative process to address numerous open proceedings including the Significantly Excessive Earnings Test (SEET) for 2017-2020, the Electric Security Plan IV (ESP IV) Quadrennial Review, and Energy Efficiency rider audits for 2014-2018, and was reached with all parties in these cases, including the Office of the Ohio Consumers’ Counsel (OCC), the PUCO Staff, and the Ohio Energy Group. Please see the Appendix for a complete listing of parties and proceedings.

Major provisions of the Settlement Agreement include:

•$306 million in aggregate benefits to the Ohio Companies’ customers, including bill credits of $96 million and prospective rate reductions totaling $210 million, as detailed below.
•The bill credits of $96 million resolve the 2017-2019 SEET proceedings and will begin within 30 days of PUCO approval, provided in one month for residential customers and within six months for commercial and industrial customers.
•The prospective rate reductions of $210 million will be provided to customers over the 2022 to 2025 period. The 2022 rate reductions will become effective within 30 days of PUCO approval and will be designed to provide the $80 million to customers during calendar year 2022.

$M	2022	2023	2024	2025	Total
Bill Credits	$96	$-	$-	$-	$96
Prospective Rate Reductions	$80	$60	$45	$25	$210
Total Value	$176	$60	$45	$25	$306

•FE’s calculated 2017-2019 SEET return on equity (ROE) results, including adjustments made to both SEET net income and SEET equity, were not changed. Further, the parties agreed that the Ohio Companies did not have significantly excessive earnings in 2020,
1 Please see the Forward-looking Statements at the end of this Letter.

that there will be no goodwill adjustments in the SEET calculation for years 2021–2024, and that the parties will not challenge the Companies’ calculation of their individual SEET ROEs consistent with the methodology used in the Companies’ ESP IV Quadrennial Review case.
•The ESP IV will continue through its authorized term of May 2024, when the Ohio Companies agree to file a base distribution rate case. No party to the agreement will file a case to adjust base distribution rates in the interim.

The financial impact of the bill credits will result in an approximately $75 million after-tax charge, or $0.14 per share, once the Settlement Agreement is approved by the PUCO and will be excluded from operating earnings as a special item. In addition to providing significant value to customers, the prospective rate credits will be included in ongoing operating earnings, thereby addressing concerns about the Ohio Companies’ earnings going forward. The impact of the prospective rate reductions, together with forecasted earnings at the Ohio Companies, is projected to produce annual aggregate SEET net income of approximately $200 million in 2022-2024. Applying these earnings levels to projected rate base results in projected aggregate Ohio ROEs ranging from approximately 9% to 10% over this period. Thus, the Settlement Agreement provides a consistent earnings trajectory in Ohio through the end of ESP IV.

FE appreciates the collaborative effort, open dialogue and transparent discussion that occurred over the past several weeks with all parties to these proceedings, including the PUCO Staff, in reaching the comprehensive settlement. This is another important step toward removing uncertainty about regulatory concerns in Ohio and critical to re-establishing trust in FE and restoring its reputation.

Upcoming FirstEnergy Investor Events

2021 Edison Electric Institute Financial Conference (Virtual)
November 7-9, 2021

If you have any questions, please contact me at (330) 384-3859, Gina Caskey at (330) 761-4185, or Jake Mackin at (330) 384-4829.

Sincerely,

Irene M. Prezelj
Vice President
Investor Relations & Communications

Appendix:

List of Signatory Parties:

The Office of the Ohio Consumers’ Counsel
Staff of the Public Utilities Commission of Ohio
Ohio Energy Group
Ohio Manufacturers’ Association Energy Group
Industrial Energy Users Ohio

Ohio Partners for Affordable Energy
Nucor Steel Marion, Inc.
The Kroger Co.
Interstate Gas Supply, Inc.
Northeast Ohio Public Energy Council
Ohio Hospital Association
Ohio Edison Company
The Cleveland Electric Illuminating Company
The Toledo Edison Company

List of Cases Resolved:

In the Matter of the Review of the Demand Side Management and Energy Efficiency Rider of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company.
2014: Case No. 13-2173-EL-RDR
2015: Case No. 14-1947-EL-RDR
2016: Case No. 15-1843-EL-RDR
2017: Case No. 16-2167-EL-RDR
2018: Case No. 17-2277-EL-RDR

In the Matter of the Determination of the Existence of Significantly Excessive Earnings Under the Electric Security Plan of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company.
2017: Case No. 18-857-EL-UNC
2018: Case No. 19-1338-EL-UNC
2019: Case No. 20-1034-EL-UNC
2020: Case No. 21-0586-EL-UNC

In the Matter of the Quadrennial Review Required by R.C. 4928.143(E) for the Electric Security Plan of Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company.
Case No. 20-1476-EL-UNC

Forward-Looking Statements: This Letter includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from governmental investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into on July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations regarding House Bill 6, as passed by Ohio’s 133rd General Assembly, and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the potential of non-compliance with debt covenants in our credit facilities; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, including the final PUCO approval of the Stipulation; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, maintaining financial flexibility, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings, and strengthening our balance sheet through a sale of a minority interest in certain of our transmission assets and/or issuance of additional equity; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories and governmental and regulatory responses to the pandemic; the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions, including inflationary pressure, affecting us and/or our customers and those vendors with which we do business; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s board of directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.